April 20, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-3
    SEC File Nos. 333-252556
    Prudential Annuities Life Assurance Corporation (Registrant)

Members of the Commission:

I have acted as counsel to Prudential Annuities Life Assurance Corporation (the “Company”), in connection with the Index Strategies Separate Account (the “Account”) established by the Board of Directors of Prudential Annuities Life Assurance Corporation (“PALAC”) as a non-insulated, non-unitized separate account for assets applicable to certain index-linked crediting strategy annuity contracts, pursuant to the provisions of Section 20-651 of the Arizona Insurance Code. I was responsible for the oversight of the preparation and review of the Registration Statement on Form S-3 filed by PALAC in 2022 with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the registration of certain index-linked crediting strategy annuity contracts issued with respect to the Account.
I am of the following opinion:
(1) PALAC was duly organized under the laws of the State of Arizona and is a validly existing corporation;
(2) the Account has been duly created and is validly existing as a non-insulated, non-unitized separate account pursuant to the provisions of the State of Arizona law, and
(3) the index-linked crediting strategy annuity contracts are legal and binding obligations of PALAC in accordance with their terms.
In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Jeffrey Burman
Jeffrey Burman
Senior Vice President, General Counsel and Secretary
Prudential Annuities Life Assurance Corporation

Jeffrey Burman
Senior Vice President, General Counsel and Secretary
Prudential Annuities Life Assurance Corporation
10 Exchange Place, 22nd Floor
Jersey City, New Jersey 07302
T +1 (615) 981 8801
jeff.burman@fortitude-re.com